Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	First Quarter
	2021	2020
	(in millions, except per share amounts)

Railway operating revenues
Merchandise	$1,608	$1,672
Intermodal	719	655
Coal	312	298
Total railway operating revenues	2,639	2,625

Railway operating expenses
Compensation and benefits	611	622
Purchased services and rents	393	403
Fuel	177	189
Depreciation	292	292
Materials and other	151	166
Loss on asset disposal	—	385
Total railway operating expenses	1,624	2,057

Income from railway operations	1,015	568

Other income – net	7	22
Interest expense on debt	156	154

Income before income taxes	866	436

Income taxes
Current	141	44
Deferred	52	11
Total income taxes	193	55

Net income	$673	$381

Earnings per share – diluted	$2.66	$1.47

Weighted average shares outstanding – diluted	252.6	258.7

See accompanying notes to consolidated financial statements

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2021	2020
	($ in millions)
Assets
Current assets:
Cash and cash equivalents	$998	$1,115
Accounts receivable – net	944	848
Materials and supplies	241	221
Other current assets	120	134
Total current assets	2,303	2,318

Investments	3,604	3,590
Properties less accumulated depreciation of $11,672 and $11,985, respectively	31,312	31,345
Other assets	718	709

Total assets	$37,937	$37,962

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,043	$1,016
Income and other taxes	361	263
Other current liabilities	344	302
Current maturities of long-term debt	501	579
Total current liabilities	2,249	2,160

Long-term debt	12,116	12,102
Other liabilities	1,952	1,987
Deferred income taxes	6,977	6,922

Total liabilities	23,294	23,171

Stockholders’ equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 250,241,009 and 252,095,082 shares, respectively, net of treasury shares	251	254
Additional paid-in capital	2,241	2,248
Accumulated other comprehensive loss	(586)	(594)
Retained income	12,737	12,883

Total stockholders’ equity	14,643	14,791

Total liabilities and stockholders’ equity	$37,937	$37,962

See accompanying notes to consolidated financial statements

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	First Three Months
	2021	2020
	($ in millions)
Cash flows from operating activities
Net income	$673	$381
Reconciliation of net income to net cash provided by operating activities:
Depreciation	292	292
Deferred income taxes	52	11
Gains and losses on properties	(8)	(8)
Loss on asset disposal	—	385
Changes in assets and liabilities affecting operations:
Accounts receivable	(95)	32
Materials and supplies	(20)	(21)
Other current assets	9	(33)
Current liabilities other than debt	158	(40)
Other – net	(46)	(44)

Net cash provided by operating activities	1,015	955

Cash flows from investing activities
Property additions	(265)	(366)
Property sales and other transactions	37	158
Investment sales and other transactions	26	(25)

Net cash used in investing activities	(202)	(233)

Cash flows from financing activities
Dividends	(249)	(242)
Common stock transactions	(6)	14
Purchase and retirement of common stock	(591)	(466)
Debt repayments	(84)	—

Net cash used in financing activities	(930)	(694)

Net increase (decrease) in cash and cash equivalents	(117)	28

Cash and cash equivalents
At beginning of year	1,115	580

At end of period	$998	$608

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest (net of amounts capitalized)	$110	$121
Income taxes (net of refunds)	27	16

See accompanying notes to consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Loss on Asset Disposal

In 2020, we sold 703 locomotives deemed excess and no longer needed for railroad operations. We evaluated these locomotive retirements and concluded they were abnormal. Accordingly, we recorded a $385 million loss to adjust their carrying amount to their estimated fair value, which resulted in a $97 million tax benefit.

2. Stock Repurchase Program

We repurchased and retired 2.3 million and 2.6 million shares of common stock under our stock repurchase program during the first three months of 2021 and 2020, respectively, at a cost of $591 million and $466 million, respectively.